ARTICLES SUPPLEMENTARY
                                   OF
                       FRANKLIN MUTUAL SERIES FUND



      Franklin Mutual Series Fund Inc., a Maryland Corporation (the "Corporation"), hereby certifies to the Maryland State Department of Assessments and Taxation as follows:

      FIRST: Under the authority contained in II Article V of the. Charter of the Corporation and Section 2-l05(c) of the Maryland General Corporation Law, the Board of Directors of the Corporation has duly increased the aggregate number of shares of authorized but unissued capital stock or the Corporation by (i) increasing the aggregate number of shares of stock classified as Mutual Shares Fund Stock Series from 200,000,000 to 300,000,000, (ii) increasing the aggregate number of shares of stock classified as Mutual Qualified Fund Stock Series from 200,000,000 to 300,000,000, (iii) increasing the aggregate number of shares of stock classified as Mutual Beacon Fund Stock Series from 200,000,000 to 300,000,000, and (iv) increasing the aggregate number of shares of stock classified as Mutual Discovery Fund Stock Series from 300,000,000 to 400,000,000.

      SECOND: The additional 100,000,000 shares of Mutual Shares
Fund Stock Series authorized by these Articles Supplementary shall be designated as shares of the Mutual Shares Fund - Class Z sub, series of the Mutual Shares Fund Stock Series and shall be subject in all respects to the terms and conditions of the Corporation's Charter that are applicable to shares of Mutual Shares Fund Class Z capital stock as provided in the Corporation's Charter. The additional 100,000,000 shares of Mutual Qualified Fund Stock Series authorized by those Articles Supplementary shall be designated as shares of the Mutual Qualified Fund - Class Z sub series of the Mutual Qualified Fund Stock Series and shall be subject in all respects to the terms and conditions of the Corporation's Charter that are applicable to shares of Mutual Qualified Fund - Class Z capital stock as provided in the Corporation's Charter. The additional 100,000,000 shares of Mutual Beacon Fund Stock Series authorized by these Articles Supplementary shall be designated as shares of the Mutual Beacon Fund - Class Z sub-series of the Mutual Beacon Fund Stock Series and shall be subject in all respects to the terms and conditions of the Corporation's Charter that are applicable to shares of Mutual Beacon Fund - Class Z capital stock as provided in' the Corporation's Charter. The additional 100,000,000 shares of Mutual Discovery Fund Stock Series authorized by these Articles Supplementary shall be designated as shares of the Mutual Discovery Fund - Class Z sub-series of th" Mutual Discovery Fund Stock Series and shall be subject in all respects to the terms and conditions of the Corporation's Charter that ,are applicable to shares of Mutual Discovery Fund -
Class Z capital stock as provided in the Corporation's Charter.

      THIRD: Immediately prior to the increase, the Corporation had authority to issue, an aggregate of 1,300,000,000 shares of capital stock of which 200,000,000 of the authorized shares were classified as the Mutual Shares Fund Stock Series, par value $.001 per share, 200,000,000, of the authorized shares were classified as the Mutual Qualified Fund Stock Series, par value $.001 per share, 200,000,000 of the authorized shares were classified as the. Mutual Beacon Fund Stock Series, par value $.001 .per share, 300,000,000 of the authorized shares were classified as the Mutual Discovery Fund Stock Series, par value $.001 per share, and 400,000,000 of the authorized shares were classified as the Mutual European Fund Stock Series, par value $.001 per share. The authorized shares of the foregoing series of the Corporation's capital stock had been classified into sub-series of each of the foregoing series pursuant to the Charter of the Corporation.

      FOURTH: As increased the total number of shares of capital stock that the Corporation has authority to issue_ is 1,700,000,000, of which 300,000,000 of the authorized shares are classified as the Mutual Shares Fund Stock Series, par value $.001 per share 300,000,000 of the authorized shares are classified as the Mutual Qualified Fund Stock Series, par value $.001 per share, 300,000,000 of the authorized shares are classified as the Mutual Beacon Fund Stock Series, par value $.001 per share, 400,000,000 of the authorized shares are classified as the Mutual Discovery Fund Stock Series, par value $.001 per share, and 400,000,000 of the authorized shares are classified as the Mutual European Fund Stock Series, par value $.001 per share. The aggregate par value of a]l the shares of stock of the Corporation authorized to be issued is $1,700,000. The authorized shares of each of the foregoing series of the Corporation's capital stock have been classified into sub-series of each of the foregoing series pursuant to the Charter or the Corporation and, in the case of the additional shares authorized pursuant to Article FIRST above, these Articles Supplementary.

      FIFTH: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

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      IN WITNESS WHEREOF, the Corporation has caused these Articles
Supplementary to be signed and acknowledged in its name and on its behalf on this 23RD day of DECEMBER, 1996, by its President who acknowledges that these Articles Supplementary are the act of the Corporation and to the best of his knowledge, information and belief and under penalties of perjury, all matters and facts contained in these Articles Supplementary are true in all material respects.



ATTEST:                             FRANKLIN MUTUAL SERIES FUND INC.


/s/ ELIZABETH N. COHERNOUR          By: /s/ MICHAEL F. PRICE
--------------------------              --------------------
Elizabeth N. Cohernour                  Michael F. Price
Secretary       `                       President